Exhibit 99.1

Consolidated financial statements of

u-Nav Microelectronics Corporation

Nine months ended September 30, 2007 and 2006 and the

years ended December 31, 2006 and 2005, and as of September 30, 2007 and December 31, 2006 and 2005

u-Nav Microelectronics Corporation

Independent auditors’ report

To the Board of Directors

u-Nav Microelectronics Corporation

Irvine, California

We have audited the accompanying consolidated balance sheets of u-Nav Microelectronics Corporation and Subsidiaries (the Company) for the years ended December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of u-Nav Microelectronics Corporation and Subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 of the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for employee stock-based compensation.

/s/ McGladrey & Pullen, LLP

Irvine, California

November 8, 2007

U-NAV MICROELECTRONICS CORPORATION

CONSOLIDATED BALANCE SHEETS

In thousands

	September 30,	December 31,
	2007 Unaudited	2006	2005
ASSETS
Current assets:
Cash	$1,336	$821	$3,495
Accounts receivable, net	1,777	1,230	2,261
Inventory	720	670	999
Prepaid expenses and other current assets	728	443	291

Total current assets	4,561	3,164	7,046
Property and equipment, net	291	315	393
Other assets	374	430	429

Total assets	$5,226	$3,909	$7,868

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Short-term debt	$27,326	$20,346	$972
Accounts payable	1,111	1,841	2,447
Accrued and other liabilities	845	1,382	1,481

Total current liabilities	29,282	23,569	4,900
Long-term debt and other liabilities	3,541	105	9,594
Commitments and contingencies
Stockholders’ deficit:
Series A convertible preferred stock	2,158	2,158	2,158
Series B-1 convertible preferred stock	15,141	15,141	15,141
Series B-2 convertible preferred stock	21,187	21,187	21,187
Common stock	171	170	147
Accumulated deficit	(66,254)	(58,421)	(45,259)

Total stockholders’ deficit	(27,597)	(19,765)	(6,626)

Total liabilities and stockholders’ deficit	$5,226	$3,909	$7,868

See notes to consolidated financial statements.

U-NAV MICROELECTRONICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands

	Nine Months Ended September 30,		Years Ended December 31,
	2007 Unaudited	2006 Unaudited	2006	2005
Net revenue	$6,799	$3,813	$5,188	$8,220
Cost of goods sold	3,918	2,078	2,929	4,971

Gross profit	2,881	1,735	2,259	3,249

Operating expenses:
Research and development	7,316	6,603	8,141	8,054
Sales and marketing	708	1,062	1,305	3,730
General and administrative	1,363	3,747	4,901	3,892

Total operating expenses	9,387	11,412	14,347	15,676

Loss from operations	(6,506)	(9,677)	(12,088)	(12,427)
Interest expense, net	(1,305)	(690)	(1,001)	(201)

Loss before income taxes	(7,811)	(10,367)	(13,089)	(12,628)
Income tax provision	22	59	73	25

Net loss	$(7,833)	$(10,426)	$(13,162)	$(12,653)

See notes to consolidated financial statements.

U-NAV MICROELECTRONICS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

In thousands, except share amounts

	Preferred Stock								Common Stock		Accumulated	Total
	Series A		Series B-1		Series B-2		Series C&D					Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	deficit	deficit
BALANCES, January 1, 2005	1,566,667	$2,158	37,260,198	$8,858	9,321,112	$2,199	117,234,051	$14,259	65,928,483	$125	$(25,754)	$1,845
Common stock options exercised									340,000	16		16
Stock-based compensation										6		6
Issuance of Series D preferred stock							23,217,239	4,160				4,160
10 for 1 reverse split	(1,410,001)	—	(33,534,185)	—	(8,389,001)	—	(126,406,170)	—	(59,641,649)	—		—
Conversion of Series B2 preferred stock to Series B-1 preferred stock			3,747,342	6,283	(932,111)	(2,199)			(2,815,231)		(4,084)	—
Conversion of Series C preferred stock to Series B-2 preferred stock and common stock					5,510,750	11,165	(8,959,442)	(9,344)	3,448,692		(1,821)	—
Conversion of Series D preferred stock to Series B-2 preferred stock and common stock					4,946,906	10,022	(5,085,678)	(9,075)	138,772		(947)	—
Net loss											(12,653)	(12,653)

BALANCES, December 31, 2005	156,666	2,158	7,473,355	15,141	10,457,656	21,187	—	—	7,399,067	147	(45,259)	(6,626)
Exercise of stock options									36,088	14		14
Stock-based compensation										9		9
Net loss											(13,162)	(13,162)

BALANCES, December 31, 2006	156,666	2,158	7,473,355	15,141	10,457,656	21,187	—	—	7,435,155	170	(58,421)	(19,765)
Stock-based compensation (*)										1		1
Net loss (*)											(7,833)	(7,833)

BALANCES, September 30, 2007 (*)	156,666	$2,158	7,473,355	$15,141	10,457,656	$21,187	—	$—	7,435,155	$171	$(66,254)	$(27,597)

(*)	Unaudited

See notes to consolidated financial statements.

U-NAV MICROELECTRONICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands

	Nine Months Ended September 30		Years Ended December 31,
	2007 Unaudited	2006 Unaudited	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,833)	$(10,426)	$(13,162)	$(12,653)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	266	269	471	310
Accrued interest on loan and stock-based compensation	1,110	635	950	153
Changes in assets and liabilities:
Accounts receivable	(547)	1,582	1,031	358
Inventory	(51)	328	329	(223)
Prepaid expenses and other current assets	(160)	148	(205)	(121)
Accounts payable and other accrued liabilities	(1,331)	(481)	(600)	1,102

Net cash used in operating activities	(8,546)	(7,945)	(11,186)	(11,074)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, equipment and software, net	(310)	(315)	(340)	(319)

Net cash used in investing activities	(310)	(315)	(340)	(319)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line-of-credit	—	(131)	(815)	(184)
Proceeds from borrowings	9,425	7,688	9,756	9,447
Repayment of debt	(54)	(87)	(103)	(250)
Net proceeds from issuance of common stock	—	14	14	16
Net proceeds from issuance of preferred stock	—	—	—	4,160

Net cash provided by financing activities	9,371	7,484	8,852	13,189

NET INCREASE (DECREASE) IN CASH	515	(776)	(2,674)	1,796
CASH, Beginning of period	$821	$3,495	$3,495	$1,699

CASH, End of period	$1,336	$2,719	$821	$3,495

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$173	$54	$61	$117

Cash paid for income taxes	$23	$21	$32	$27

See notes to consolidated financial statements.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

Organization: u-Nav Microelectronics Corporation and Subsidiaries (the Company), was incorporated in the state of Delaware on January 12, 2001. The Company is a fabless semiconductor company developing global positioning system integrated circuits for the mobile location technology and services market.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the financial statements of u-Nav Microelectronics Corporation and its wholly owned subsidiaries, u-Nav Microelectronics Finland Oy, u-Nav Microelectronics Singapore PTE. LTD. and u-Nav Microelectronics International Incorporated. All significant intercompany balances and transactions have been eliminated in consolidation.

Unaudited consolidated interim financial information: The consolidated interim financial information of the Company as of and for the nine months ended September 30, 2007 and 2006 is unaudited. The unaudited consolidated interim financial information has been prepared on the same basis as the annual financial statements and, in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of the Company as of and for the nine months ended September 30, 2007 and 2006. Operating results for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year of 2007, or any other future period.

Use of estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments: The Company’s financial statements consist primarily of cash, accounts receivable, accounts payable and current and long-term debt. The Company believes that the carrying amounts of the financial instruments approximate their respective fair market values due to their short and fixed maturity dates. Debt is generally stated at the face amount of the notes. Due to the complexity of the Company’s capital structure and the inherent uncertainties involved in valuing embedded conversion option and other features with the notes, it is not practical for management to determine the fair value of the Company’s bridge loans.

Accounts receivable and concentration of credit risk: Accounts receivable are carried at original invoice amount less an estimate made for sales returns and for doubtful receivables. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

During the year ended December 31, 2006, sales to four customers were 21%, 16%, 15% and 14% of total revenue during the year. Accounts receivable outstanding at December 31, 2006 for these customers were $253,000, $165,000, $410,000 and $0, respectively.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies, Continued

During the year ended December 31, 2005, sales to four customers were 19%, 16%, 14% and 14% of total revenue during the year. Accounts receivable outstanding at December 31, 2005 for these customers was $771,000, $276,000, $131,000 and $585,000, respectively.

For the years ended December 31, 2006 and 2005, 99% and 84% of the Company’s total sales were to customers located in foreign countries. At December 31, 2006 and 2005, 98% and 87%, respectively, of the accounts receivable were from these customers primarily in Asia.

Inventory: Inventory is valued at the lower of cost or market, with cost determined on a first-in first-out (FIFO) basis. Inventory consists of raw materials and assembled and finished goods. The Company evaluates its inventory and, if necessary, records an allowance for all slow-moving and obsolete inventory items.

Revenue recognition: Revenue is generally recognized upon shipment and when the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Revenue from sales to distributors is governed by distribution agreements, which generally provide for a limited product return privilege.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the estimated useful lives of three to five years of the respective assets.

Long-lived assets: The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.

Product warranty: The Company provides a warranty up to one year to its customers and provides for warranty costs at the time of sales based on historical activity. Accordingly the Company provides for the warranty costs at the time of sale based on historical activity. The determination of such provision requires the Company to make estimates of product return rates and expected costs to repair or replace the products under warranty. If actual return rates and/or repair costs differ significantly from these estimates, adjustments to recognize additional cost of sales may be required in future periods. The Company incurred minimal warranty costs during the years ended December 31, 2006 and 2005, and approximately $200,000 (unaudited) for the nine months ended September 30, 2007.

Research and development expenses: The Company expenses research and development costs as they are incurred. The Company incurs research and development costs in developing new products or significantly enhancing its existing products.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies, Continued

Stock-based compensation: Under SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No.123R”), share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R using the prospective application method, which requires the valuation provisions of SFAS No. 123R to be applied to new awards and to awards that are outstanding on the effective date and subsequently modified or canceled. The Company continues to account for any portion of the stock options granted prior to the date of adoption of SFAS No. 123R using the intrinsic-value method under APB Opinion 25. In accordance with the prospective method, the financial statements for the prior period have not been stated to reflect, and do not include, the share-based compensation impact of SFAS No. 123R.

Foreign currency translation: The functional currency of the Company’s subsidiaries in Finland, Singapore and Taiwan is the U.S. Dollar. Exchange gains or losses are realized due to differences in the exchange rate at the transaction date versus the rate in effect at the settlement or balance sheet date. These gains or losses are reflected in the consolidated statement of operations in the period in which they arise and were not significant for any of the periods presented.

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Cash is maintained in a California commercial bank. Accounts are insured by the Federal Deposit Insurance Corporation up to one hundred thousand dollars. The Company sells its products primarily to companies in the technology industry and generally does not require its customers to provide collateral to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers’ financial condition. The Company maintained an allowance for doubtful accounts of $46,000 and $102,000 in the years ended December 31, 2006 and 2005, respectively.

Reclassifications: Certain items on the 2005 consolidated balance sheet have been reclassified to be comparative with the presentation for 2006. The reclassifications have no effect on the previously reported 2005 net loss.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies, Continued

Recent accounting pronouncements: In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, (“SFAS No. 157”) which defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements. SFAS No. 157 does not require any new fair value measurements; rather, it specifies valuation methods to be applied when fair value measurements are required under existing or future accounting pronouncements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early application of the Statement is encouraged. Generally, this Statement will be applied prospectively.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment to FASB Statement No. 115, (“SFAS No. 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value as of specified election dates with changes in fair value recognized in earnings at each subsequent reporting period. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, (“FIN 48”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The evaluation of a tax position is a two-step process that begins with a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely to be realized upon ultimate settlement.

For nonpublic entities, the provisions of FIN 48 are effective for annual periods beginning after December 15, 2007. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings for that fiscal year.

The Company is currently evaluating the impact of these recent accounting pronouncements.

Note 2. Management’s Plans

The Company has incurred net losses since its inception and as of September 30, 2007 has an accumulated deficit of $66,254,000 (unaudited). The Company’s operations to date have been funded by revenues, together with the sales of its capital stock and debt financing. Management expects operating losses and negative cash flows to continue for the foreseeable future. These conditions raised substantial doubt about the Company’s ability to continue as a standalone going concern. On December 14, 2007, the Company sold substantially all of its assets and certain liabilities as described in Note 12.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Inventory

Inventory consists of the following at September 30 and December 31 (in thousands):

	September 30, 2007	December 31,
	(Unaudited)	2006	2005
Raw materials	$78	$258	$238
Work in process	466	36	533
Finished goods	176	376	228

Total	$720	$670	$999

Note 4. Property and Equipment

Property and equipment consist of the following at September 30 and December 31 (in thousands):

	September 30, 2007	December 31,
	(Unaudited)	2006	2005
Computer equipment and software	$180	$138	$121
Machinery and equipment	729	683	687

	909	821	808
Less accumulated depreciation	(618)	(506)	(415)

Property and equipment	$291	$315	$393

Note 5. Accrued liabilities

Accrued liabilities at September 30 and December 31 (in thousands):

	September 30, 2007	December 31,
	(Unaudited)	2006	2005
Accrued royalties	$100	$254	$9
Accrued compensation and benefits	537	594	470
Other liabilities	208	534	1,002

	$845	$1,382	$1,481

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Line-of-Credit and Long-term Debt

Line-of-credit: The Company entered into equipment line-of-credit agreement with a bank to provide for working capital advances of up to $1,500,000. The total amount outstanding under the line at December 31, 2005 was $815,000. The line-of-credit agreement expired April 26, 2006 and was paid in full during November 2006.

Note payable: The Company entered into a bank term loan under a $765,000 equipment advance facility. The loan was collateralized by the equipment purchased and substantially all of the Company’s assets, and payable in 36 equal monthly principal installments, plus accrued interest, beginning the month following each advance made under the facility. Interest accrued at a rate of prime (8.25% at December 31, 2006) plus 1.75%. The outstanding principal amount under this facility was $54,000 and $157,000 at December 31, 2006 and 2005, respectively. The facility with this bank contained certain financial and reporting covenants. At December 31, 2006, the Company was not in compliance with one covenant. The balance due at December 31, 2006 was paid in full during 2007.

Note 7. Loans

Bridge loans: During 2005 the Company executed five unsecured subordinated promissory notes to obtain additional financings. The promissory notes provide for conversion of the bridge loans into Series B-3 preferred stock at the option of the holder. The number of Series B-3 preferred shares shall be equal to the outstanding principal balance and all accrued but unpaid interest divided by the conversion price per share ($2.026), as then defined in the Company’s Restated Certificate of Incorporation. Interest is payable on the loans at the rate of 7% per annum, payable at maturity (December 31, 2007) or upon conversion of the notes into preferred stock. During 2006 and 2007, the Company executed additional unsecured subordinated promissory notes to obtain additional financing through promissory notes. These promissory notes were provided by existing preferred shareholders. Total principal and interest outstanding at September 30, 2007 (unaudited) is $25,128,000 and $2,198,000, respectively, (total $27,326,000). Total principal and interest outstanding at December 31, 2006 and 2005 is $19,203,000 and $9,447,000 and $1,089,000 and $147,000, respectively, (total $20,292,000 and $9,594,000).

Term loan: The Company borrowed $3,500,000 under a term loan from a new investor in January 2007. The loan is secured by all assets of the Company and provides for a rate of 7% interest, maturing in December 2008. This term loan ranks senior to all other indebtedness of the Company including but not limited to the above loans.

Note 8. Income Taxes

A reconciliation of income tax expense at the federal statutory rate of 34% to net income tax expense included in the accompanying consolidated statements of operations is as follows (in thousands):

	December 31,
	2006	2005
U.S. federal benefit at statutory rate	$(4,450)	$(4,293)
States taxes, net of federal benefit	1	(24)
Research and development credits	—	(120)
Foreign tax rate difference	55	21
Nondeductible expenses	328	19
Change in valuation allowance	4,139	4,422

Income tax expense	$73	$25

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Income Taxes, Continued

The Company recorded a provision for income taxes of approximately $22,000 (unaudited) and $59,000 (unaudited) for the nine months ended September 30, 2007 and September 30, 2006, respectively. The effective tax rate differs from the statutory U.S. federal income tax rate of 34% primarily due to the recording of valuation allowance for the nine months ended September 30, 2007 and 2006 and the foreign tax rate differential related to the Company’s foreign operations.

The provision for income taxes for the years ended December 31 and the nine months ended September 30 is as follows (in thousands):

	September 30,		December 31,
	2007 (Unaudited)	2006 (Unaudited)	2006	2005
Foreign	$22	$59	$73	$25

The components of the net deferred tax assets are as follows (in thousands):

	December 31,
	2006	2005
Deferred tax assets
Net operating loss carryforwards	$16,767	$10,034
Credit carryfowards	691	937
Inventory valuation	209	210
Other accruals, reserves and other	329	482

Total deferred tax assets	17,996	11,663
Valuation allowance	(17,996)	(11,663)

Net deferred tax assets	$—	$—

Realization of deferred tax assets is dependent upon future taxable income, if any, the timing and amount of which are uncertain. Accordingly, a valuation allowance in an amount equal to the net deferred tax has been established to reflect these uncertainties. The valuation allowance increased by $6,333,000 in 2006 and $4,422,000 in 2005.

At December 31, 2006, the Company had federal, state and foreign net operating loss carryforwards of approximately $33,717,000, $14,346,000 and $553,000, respectively. If not utilized, the federal and state net operating loss will begin to expire in 2021 and 2011, respectively. The foreign net operating loss will carry forward indefinitely.

At December 31, 2006, the Company also had research and development credits of $306,000, and $369,000 available to offset future federal and state income taxes, respectively. The federal tax credit carryforward will begin to expire in 2022. The state tax credit will carry forward indefinitely.

Federal and state laws impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an ownership change for tax purposes as defined by Section 382 of the Internal Revenue Code.

N-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Commitments and Contingencies

Operating leases: The Company rents its facilities located in Irvine under an operating lease agreement, which expires on February 28, 2009. The Company also leases various equipment under operating leases. The equipment leases have various termination dates, the latest of which is April 2010.

Future minimum lease payments, excluding common area operating expenses, at December 31 are as follows (in thousands):

Years Ending December 31,	Amount
2007	$434
2008	482
2009	85
2010	1

Total minimum lease payments	$1,002

Facility rent expense, excluding common area operating expenses, was $292,000 (unaudited) for both the nine-month periods ended September 30, 2007 and 2006, and $389,000 and $324,000 for the years ended December 31, 2006 and 2005, respectively.

License agreements: The Company has entered into several noncancelable software license agreements with vendors for the use of software tools used in chipset design and testing. The total expense was approximately $642,000 (unaudited) and $571,000 (unaudited) for the nine months ended September 30, 2007 and 2006, respectively and $811,000 and $745,000 for the years ended December 31, 2006 and 2005, respectively. As of September 30, 2007 (unaudited), future minimum payments under these agreements were $579,000, $242,000 and $142,000 in 2007, 2008 and 2009, respectively.

Employee retention and bonus plan: In 2006 the Company established an employee bonus plan, the purpose of which is to promote the growth and general prosperity of the Company by permitting the Company to attract and retain the best available personnel. Generally, the bonus plan establishes a cash bonus tied to a change in control transaction, funding the bonus from the proceeds of the sale of Company assets or equity securities. The bonuses are paid on a predetermined formula to eligible employees.

Note 10. Stock Option Plan

The Company’s amended 2002 Stock Option/Stock Issuance Plan (“the 2002 Plan”) provides for the granting of options to employees, non-employee directors and consultants of the Company. Options granted under the 2002 Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSOs may be granted to Company employees, non-employee directors and consultants. The price on date of issuance cannot be less than 85% of fair market value (“FMV”) if issued to a less than 10% stockholder, and 100% of FMV if issued to a 10% or more stockholder. At December 31, 2006 and 2005, the Company has reserved 5,722,555 and 5,212,371 shares, respectively, of common stock for issuance under the 2002 Plan, of which 1,387,565 and 352,207 shares, respectively, were available for grant. Options under the 2002 Plan may be granted for periods of up to 10 years from the grant date and generally vest over four years; 25% vest at the end of the first year and 1/48th per month thereafter, however, 1,183,000 options have three year vesting with 25% of options vesting within six months; the remaining 75% of options vests 1/36th per month thereafter. The vesting of certain options accelerates upon a change in control of the Company, as defined in the 2002 Plan.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10. Stock Option Plan, Continued

Effective January 1, 2006, the Company adopted SFAS No. 123R using the prospective method, which requires the Company to record compensation expense for all awards granted, modified, repurchased or canceled after the date of adoption. The Company did not incur a charge upon the adoption nor have prior period amounts presented herein been restated to reflect the adoption of SFAS No. 123R. Under SFAS No. 123R the Company adopted the Black-Scholes option-pricing formula and straight-line amortization of compensation expense over the requisite vesting period of the option grants or other shared-based awards. Under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB 25”), the Company was not required to estimate forfeitures in the expense calculation for the stock compensation pro forma footnote disclosure; however, SFAS No. 123R requires an estimate of forfeitures and upon adoption the Company changed its methodology to include an estimate of forfeitures.

The fair value of each share-based award is estimated on the grant date using the Black-Scholes option-pricing formula. Expected volatilities are based on the average historical volatility from public companies that management has determined to be comparable to that of the Company. The expected life of options granted subsequent to the adoption of SFAS N0. 123R is derived based on the short-cut method identified in Staff Accounting Bulletin No. 107. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury interest rates in effect at the time of grant. The fair value of options granted was estimated using the following weighted average assumptions:

Options Issued in 2006
Risk-free rate	4.96%
Expected average life (in years)	6.08
Expected volatility	49.00%
Expected dividend yield	—
Weighted average grant date fair value per option granted is insignificant	—

The following table presents stock option activity for the year ended December 31, 2006 and nine months ended September 30, 2007 (unaudited):

	Number of Options	Weighted Average Exercise Price	Remaining Contractual Term
Outstanding at December 31, 2005	4,860,164	$0.45
Incentive stock option granted	499,095	0.53
Exercised	(36,088)	0.40
Forfeited	(1,060,469)	0.69

Outstanding at December 31, 2006	4,262,702	0.50	3.29
Granted (unaudited)	1,449,000	0.12
Forfeited, (unaudited)	(1,388,594)	0.53

Outstanding at September 30, 2007 (unaudited)	4,323,108	$0.37	4.32

Exercisable at September 30, 2007 (unaudited)	2,968,259	$0.44	2.42

Vested or expected to vest at September 30, 2007 (unaudited)	4,143,049	$0.38	4.32

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Stockholders’ Deficit

Recapitalization and reverse stock split: During 2005 the Company filed its Fifth Amended and Restated Certificates of Incorporation. Such filings changed certain rights, privileges, preferences and the number and designated series of each class of shares of capital stock the Company is authorized to issue.

Effective December 30, 2005, all issued and outstanding shares of the Company’s common and preferred stock were adjusted and restated to reflect a ten-for-one reverse stock split to stockholders of record at this date. Accordingly, all references to the number of shares of stock within the notes to consolidated financial statements have been retroactively adjusted to reflect the effects of the split unless otherwise indicated.

In addition, the Company completed a recapitalization whereby four designated series of its outstanding shares of preferred stock were converted into two new series of preferred stock. The existing outstanding shares of Series B-1 and B-2 Preferred Stock were converted and exchanged into newly constituted shares of Series B-1 Preferred Stock. The existing outstanding shares of Series C and D Preferred Stock were converted and exchanged into newly constituted shares of Series B-2 Preferred Stock.

The carrying amount of each series of preferred stock, other than Series A Preferred Stock, immediately prior to the conversion and exchange, was accreted up to its liquidation preference (including prior issuance costs and cumulative dividends in arrears) through a charge to accumulated deficit. The number of newly constituted shares issued was determined based upon the result of dividing the liquidation preference by the conversion price of the newly constituted shares of Series B-1 and B-2 Preferred Stock. To the extent the number of newly constituted shares issued was less than or exceeded the number of shares outstanding of each series immediately prior to the conversion and exchange, an amount of shares of Common Stock equal to the shortfall was issued to the investors and an amount of shares of Common Stock equal to the excess held by the investors was canceled, respectively.

Authorized shares: The Company’s Fifth Amended and Restated Certificate of Incorporation dated December 30, 2005 authorizes the issuance of two classes of shares, designated as common stock and preferred stock, each having a par value of ($0.000001).

The number of shares of common stock, Class A common stock, preferred stock and undesignated preferred stock authorized is 45,000,000 shares, 561,660 shares, 23,687,677 shares and 5,000,000 shares, respectively.

Common stock: The holders of the Company’s shares of Common Stock and Class A Common Stock (collectively, General Common Stock) have the same rights and preferences except that the Class A common stockholders have liquidation preferences over the common stockholders, after required distributions to preferred stockholders, up to an aggregate amount of $2,000,000, plus any declared and unpaid dividends. The shares of Class A Common Stock automatically convert into shares of Common Stock on a one-for-one basis in connection with an initial public offering.

Preferred stock: The rights, privileges and preference of the preferred stockholders are similar except in the amount and order of liquidation preferences and in dividend payments, if any, to holders of the Company’s capital stock. The bridge loans, Series B-1 and Series B-2 shares convert on a 1:1 basis while the Series A shares convert on a 1:2 basis.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATD FINANCIAL STATEMENTS

Note 11. Stockholders’ Deficit, Continued

The following table summarizes the preferred stock authorized, issued and outstanding, and liquidation preferences as of December 31, 2006 and September 30, 2007 (unaudited) (in thousands except share price and share amounts):

		Shares Issued and Outstanding
	Shares Authorized	Shares	Subscription Price	Amount
Series A	156,666	156,666	$13.500	$1,057
Series B-1	7,473,355	7,473,355	2.026	15,141
Series B-2	10,457,656	10,457,656	2.026	21,187
Series B-3	5,600,000	—	2.026	—
Undesignated Preferred	5,000,000	—	—	—

	28,687,677	18,087,677		$37,385

The following tables summarize the number of equivalent shares of common stock issuable upon conversion of the outstanding preferred stock and bridge loans (Note 7):

As of September 30, 2007 (unaudited) (in thousands except share price and share amounts):

	Amount	Conversion Price/ Formula Per Share	Equivalent Shares of Common Stock
Bridge loans	$27,326	$2.026	13,487,841
Series A	2,115	13.500	78,333
Series B-1	15,141	2.026	7,473,355
Series B-2	21,187	2.026	10,457,656

	$65,769		31,497,185

As of December 31, 2006 (in thousands except share price and share amounts):

	Amount	Conversion Price/ Formula Per Share	Equivalent Shares of Common Stock
Bridge loans	$20,292	$2.026	10,015,777
Series A	2,115	13.50	78,333
Series B-1	15,141	2.026	7,473,355
Series B-2	21,187	2.026	10,457,656

	$58,735		28,025,121

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Stockholders’ Deficit, Continued

The rights, privileges and preference of Series A, Series B-1, Series B-2 and Series B-3 are presented below:

Voting rights: The holders of the Series A, Series B-1, Series B-2 and Series B-3 are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted on the record date for the vote or consent of the stockholders, except as otherwise required by law, and have voting rights and powers equal to the voting rights and powers of the common stockholders. In addition, the Corporation shall not, nor permit to, alter or change the rights, preferences and privileges of the Series B Preferred Stock, without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock.

Dividends: For the holders of Series A Preferred Stock, if dividends are declared or paid on any General Common Stock, then such dividends shall be declared and paid pro rata on the General Common Stock and the Series A Preferred Stock (in cash, if declared or paid on any General Common Stock in cash), treating each share of Series A Preferred Stock on an as-converted-to-General-Common-Stock basis.

The holders of Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available, dividends on each share of Series B Preferred Stock, prior and in preference to, the holders of Series A Preferred and General Common Stock, when and only if, declared by the Board. The dividend rate per annum shall be 7.5% of the Subscription Price (the initial liquidation preference as of the 2005 recapitalization) for the Series B Preferred Stock.

In addition, if dividends are declared or paid on Series A Preferred and General Common Stock, then such dividends shall be declared and paid pro rata on the Series A Preferred, General Common Stock and Series B Preferred Stock, treating each share of Series A Preferred, General Common Stock and Series B Preferred Stock on an as-converted-to-General-Common-Stock basis.

Prior to the ten-for-one reverse stock split and recapitalization which occurred in December 2005, the holders of Series B, Series C and Series D Preferred Stock were entitled to receive cumulative dividends equal to 7.5% per annum of the stated amount of Series B, Series C and Series D Preferred Stock, whether or not declared by the Board of Directors. The cumulative unpaid dividends in arrears were added to the liquidation preference to determine the number of newly constituted shares of Series B-1 and B-2 Preferred Stock issued in the December 2005 recapitalization.

No dividends on any designated series of preferred or common stock have been declared by the Board of Directors from inception through September 30, 2007.

Redemption: There are no redemption rights contained in any series of preferred stock.

Liquidation: In the event of liquidation, dissolution or winding up of the Company, holders of Series B-3, Series B-2 and Series B-1 Preferred Stock are entitled to receive (in that respective order) $2.026 per share plus any accrued but unpaid dividends prior to and in preference to holders of Series A Preferred Stock and General Common Stock. The holders of Series A Preferred Stock are then entitled to receive a per share amount equal to $6.75 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of General Common Stock. The holders of Class A Common Stock are then entitled to an aggregate of $2,000,000 plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock.

Upon the completion of liquidation preferences to the holders of all series of preferred stock and the Class A Common Stock, the remaining assets of the Company shall be distributed among the holders of all classes of stock pro rata, based on the number of common shares held by each (assuming full conversion of each series of preferred stock and the Class A Common Stock). Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences of any class of stock, the funds will be distributed ratably among the holders of that class of stock.

Each share of Series A, Series B-1, Series B-2 and Series B-3 Preferred Stock automatically converts into the number of shares of Common Stock into which those shares are convertible at the then effective conversion ratio upon the earlier of (a) the closing of a public offering of common stock or (b) with the consent of the holders of at least 64% of the then-outstanding shares of Series B Preferred Stock, voting together as a single class and on an as-converted-to-Common-Stock basis.

U-NAV MICROELECTRONICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Stockholders’ Deficit, Continued

Warrants: The Company has issued warrants to purchase common stock, all of which are exercisable at September 30, 2007, as summarized in the following table (in thousands except for share amount and share price):

Issued in Fiscal Years Ended December 31,	Number of Warrants Issued	Number of Warrants Outstanding at December 31, 2006	Number of Warrants Outstanding at September 30, 2007 (unaudited)	Exercise Price	Expiration Date	Fair Value Established
2002	180,624	180,619	12,000	$1.10 - $2.50	March 2007 - December 2009	$—
2003	416,765	416,743	416,743	$0.50	April 2008	808
2004	213,266	213,265	213,265	$0.00 - $1.10	April 2008 - April 2011	120
2007	30,000	—	30,000	$0.12	March 2008	—

		810,627	672,008

Note 12. Subsequent Event (Unaudited)

Bridge loan financing: In October 2007, the Company executed a $1 million promissory note to obtain additional financing through bridge loans. The bridge loan terms are similar to those discussed in Note 7, and require either conversion to preferred stock or repayment by December 31, 2007.

Sale of the Company: Effective December 14, 2007, the Company sold substantially all of its assets and certain liabilities to Atheros Communications, Inc. for $15,103,000 cash consideration (of which $5,000,000 is held in escrow) and 1,280,000 shares of common stock valued at $38,630,000 as of the time of the transaction. No adjustments have been made to these consolidated financial statements to reflect any of the effects of this transaction.